Exhibit 23.3

RP® FINANCIAL, LC.
Serving the Financial Services Industry Since 1988

                                                             April 26, 2010

Boards of Directors
Colonial Bankshares, MHC
Colonial Bankshares, Inc.
Colonial Bank, FSB
2745 S. Delsea Drive,
Vineland, New Jersey  08360

Members of the Boards of Directors:

We hereby consent to the use of our firm’s name in the Form AC Application for Conversion for Colonial Bankshares, MHC, and in the Form S-1 Registration Statement for Colonial Financial Services, Inc., in each case as amended and supplemented.  We also hereby consent to the inclusion of, summary of and reference to our Appraisal and our statements concerning subscription rights and liquidation rights in such filings including the prospectus of Colonial Financial Services, Inc.

Sincerely,
/s/ RP Financial, LC.
RP FINANCIAL, LC.

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www.rpfinancial.com	E-Mail: mail@rpfinancial.com